SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 7, 2001
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6028 (Commission File Number)	35-1140070 (IRS Employer Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Page 1 of 4 Pages
Exhibit Index on Page 4

SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Pricing Agreement
Bylaws of Lincoln
Form of Note
Joint Press Release

Item 5. Other Events.

     On December 7, 2001, Lincoln National Corporation (“Lincoln”) and Swiss Re issued a joint press release announcing the closing of the acquisition by Swiss Re of Lincoln’s reinsurance operation, Lincoln Re. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On December 7, 2001, Lincoln sold $250,000,000 principal amount of its 6.20% Notes due December 15, 2011 (the “Notes”) pursuant to an Underwriting Agreement dated December 4, 2001 (the “Underwriting Agreement”) and a Pricing Agreement dated December 4, 2001 (the “Pricing Agreement”) among Lincoln and J.P. Morgan Securities Inc., First Union Securities, Inc., Lehman Brothers Inc. and Salomon Smith Barney Inc. The Notes were issued pursuant to that certain Indenture dated as of September 15, 1994 between Lincoln and The Bank of New York, as trustee. The Notes have been registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3, as amended (Nos. 333-49201, 33-55379 and 33-59785) (the “Registration Statement”) previously filed with the Securities and Exchange Commission under the Securities Act of 1933. Copies of the Underwriting Agreement, the Pricing Agreement and the form of Note relating to the offering of the Notes pursuant to the Registration Statement are attached hereto as Exhibits 1.1, 1.2 and 4.1, respectively, and are incorporated herein by reference.

     On May 10, 2001, Lincoln’s Bylaws were amended to increase the number of members of Lincoln’s Board of Directors from ten to eleven. On July 26, 2001, Lincoln’s Bylaws were amended to increase the number of members of Lincoln’s Board of Directors from eleven to twelve. A copy of Lincoln’s current Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement dated December 4, 2001
1.2	Pricing Agreement dated December 4, 2001 among Lincoln and J.P.
Morgan Securities Inc., First Union Securities, Inc., Lehman
Brothers Inc. and Salomon Smith Barney Inc.
3.1	Bylaws of Lincoln
4.1	Form of Note
99.1	Joint Press Release of Lincoln and Swiss Re dated December 7, 2001

Page 2 of 4 Pages

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By /s/ John L. Steinkamp Name: John L. Steinkamp Title: Vice President

Date: December 11, 2001

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated December 4, 2001
1.2	Pricing Agreement dated December 4, 2001 among Lincoln and J.P.
Morgan Securities Inc., First Union Securities, Inc., Lehman
Brothers Inc. and Salomon Smith Barney Inc.
3.1	Bylaws of Lincoln
4.1	Form of Note
99.1	Joint Press Release of Lincoln and Swiss Re dated December 7, 2001

Page 4 of 4 Pages